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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-122199 and 333-114739) and Form S-8 (File No. 333-121140 and 333-105453) of Cash Systems, Inc. and subsidiaries of our report dated March 5, 2005, which appears on page F-2 of this annual report on Form 10-KSB/A, Amendment No. 1 for the year ended December 31, 2004.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
March 16, 2006